Exhibit 99.906CERT

Section 906 Certification

I, Stephen Nesbitt, certify that the periodic report containing the financial statements filed herewith pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: April 18, 2024

/s/ Stephen Nesbitt
Stephen Nesbitt, President
(Principal Executive Officer)

I, Lance J. Johnson, certify that the periodic report containing the financial statements filed herewith pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: April 18, 2024

/s/ Lance J. Johnson
Lance J. Johnson, Treasurer
(Principal Financial Officer)